SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-KERR GROUP INC

          GABELLI INTERNATIONAL LTD
                                 6/11/97            3,000-            3.2500
          GAMCO INVESTORS, INC.
                                 6/18/97           10,000             4.0000
          GAMCO INVESTORS, INC.
                                 6/17/97            6,300             3.6250
                                 6/16/97            3,400             3.8676
                                 6/13/97            3,300             3.5000
                                 5/29/97           10,000             2.4375
                                 5/29/97            1,000-            2.5000
                                 5/29/97            4,500-            2.3611
                                 5/23/97              700-            2.3750
                                 5/14/97            1,500             2.3750
                                 5/13/97              500-            2.3750





















(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.

(2) PRICE EXCLUDES COMMISSION.




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